UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2018

ReWalk Robotics Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Hatnufa St., Floor 6, Yokneam Ilit, Israel		2069203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   +972.4.959.0123

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 2, 2018, the Board of Directors (the “Board”) of ReWalk Robotics Ltd. (the “Company”) appointed Yohanan Engelhardt to serve as a member of the Board, effective immediately. Mr. Engelhardt was appointed to fill a vacancy on the Board created by the resignation of Mr. Glenn Muir, who resigned from the Board and all three committees of the Board effective December 29, 2017, as disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 28, 2017. The Board also appointed Mr. Engelhardt to serve as a member of the Company’s Audit Committee. As a Class III director, Mr. Engelhardt’s appointment will last until the Company’s annual shareholders meeting to be held in 2020 and thereafter until his respective successor is duly elected and qualified, or until his earlier death, resignation or removal from the Board.

In connection with his appointment, the Board has determined that Mr. Engelhardt satisfies the independence requirements under the rules of the SEC and of the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). The Board has also determined that Mr. Engelhardt satisfies the applicable audit committee independence requirements of Nasdaq and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, the audit committee financial expert requirements under the rules of the SEC and the financial sophistication requirements under the Nasdaq listing standards.

On May 3, 2018, the Audit Committee appointed Mr. Engelhardt as the Chairman of the Audit Committee.

Mr. Engelhardt provides CFO-consulting and accounting services to early-stage technology and medical device companies and to an accounting firm, including oversight and advice on strategic planning, business plans, financial projections and analysis, GAAP financial statements, accounting and costing, private placements, stock compensation plans and strategies, cash management, risk and audit management, taxation, investments, mergers and acquisitions and ownership transition strategies. From 1996-2014 Mr. Engelhardt served as the Chief Financial Officer and VP of Finance of ViryaNet, a publicly-traded company, in which he oversaw all financial operations including SEC reporting, planning and forecasting, audits, business analysis, accounting, tax, treasury, strategic planning and SOX compliance, and managed all financial and capital structure functions, including equity, bank debts, and receivables financing.

There are no arrangements or understandings between Mr. Engelhardt and any other person pursuant to which he was appointed as director. Mr. Engelhardt does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Engelhardt has an interest requiring disclosure under Item 404(a) of Regulation S-K.

As compensation for his services as director, Mr. Engelhardt will be entitled to standard compensation available to independent, non-employee directors of the Company pursuant to the Company’s compensation policy currently in effect, including: an annual retainer fee of NIS 83,480 (approximately $23,318 based on current exchange rates) and fees of NIS 4,390 (approximately $1,226 based on current exchange rates) for each in-person Board or Audit Committee meeting attended, 60% of such amount (approximately $735 based on current exchange rates) for each Board or Audit Committee telephonic meeting attended, and 50% of such amount (approximately $613 based on current exchange rates) for each unanimous written consent signed where the Board or Audit Committee takes action in that form in lieu of holding a meeting, each as may be adjusted from time to time pursuant to changes in the Israeli Consumer Price Index. Mr. Engelhardt will also receive restricted stock units (“RSUs”) to purchase ordinary shares of the Company, NIS 0.01 par value per share (“Ordinary Shares”) under the Company’s 2014 Equity Incentive Plan (the “Plan”), with such RSUs to have a value based on the Black-Scholes model equal to $30,000 on the date of grant, and an annual grant of RSUs under the 2014 Plan to purchase ordinary shares of the Company commencing with the 2019 annual general meeting of shareholders and at each annual general meeting thereafter (provided that Mr. Engelhardt continues to serve on the Board of Directors following such annual general meeting) having a value based on the Black-Scholes model equal to $25,000 on the date of grant. All of the above grants of RSUs will vest on a quarterly basis over a period of one year from the date of their grant, with the vesting of such RSUs accelerated upon certain change of control events. The RSUs are otherwise be subject to the terms and conditions of the 2014 Plan and the non-employee director RSU award agreement in the form generally used by the Company at the relevant time, including any forms filed by the Company with the SEC.

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Additionally, in connection with his appointment, Mr. Engelhardt will enter into the Company’s standard form of indemnification agreement and will receive coverage under the Company’s directors’ and officers’ liability insurance policy. Mr. Engelhardt will also be entitled to be reimbursed for out-of-pocket expenses incurred in connection with attending meetings of the Board or committees of the Board of which he is a member.

Item 7.01 Regulation FD Disclosure.

On May 3, 2018, the Company issued a press release titled “ReWalk Robotics Appoints Yohanan Engelhardt to its Board of Directors and as Chairman of the Audit Committee,” a copy of which is furnished as Exhibit 99.1 herewith and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, regardless of any general incorporation language in those filings.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

99.1	Press release entitled “ReWalk Robotics Appoints Yohanan Engelhardt to its Board of Directors and as Chairman of the Audit Committee,” dated May 3, 2018.*

*       Furnished herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ReWalk Robotics Ltd.

/s/ Larry Jasinski
Name: Larry Jasinski Title: Chief Executive Officer

Dated: May 3, 2018

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release entitled “ReWalk Robotics Appoints Yohanan Engelhardt to its Board of Directors and as Chairman of the Audit Committee,” dated May 3, 2018.*

*	Furnished herewith.

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